UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 9, 2019
SEMGROUP CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-34736	20-3533152
(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place
6120 S. Yale Avenue, Suite 1500
Tulsa, OK 74136-4231
(Address of Principal Executive Offices) (Zip Code)
(918) 524-8100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

SemCAMS Midstream

On January 9, 2019, a wholly owned subsidiary of SemGroup Corporation, SemCanada II, L.P., an Oklahoma limited partnership (“SemGroup”), and an affiliate of Kohlberg Kravis Roberts & Co. L.P. and wholly owned subsidiary of KKR Global Infrastructure Investors III L.P., KKR Alberta Midstream Inc., an Alberta corporation (“KKR”) entered into definitive documents to create a new joint venture company that will own and operate midstream oil and gas infrastructure in Western Canada, SemCAMS Midstream ULC, an Alberta unlimited liability corporation (“SemCAMS Midstream”). SemGroup will own 51% and KKR will own 49% of SemCAMS Midstream.

Share Purchase Agreement

In connection with the formation of SemCAMS Midstream, on January 9, 2019, SemCAMS Midstream entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Meritage Midstream Services III, LP (“Meritage”) to acquire 100% of the issued and outstanding equity interests in Meritage Midstream ULC, an Alberta unlimited liability corporation (“Meritage ULC” and such acquisition, the “Meritage Acquisition”), in exchange for C$600,000,000 (US$449,000,000) on a nil working capital and debt-free basis, which includes C$100,240,984 (US$75,013,670) in reimbursements for estimated capital expenditures incurred from September 1, 2018 through December 31, 2018, and which is subject to adjustments for (i) actual capital expenditures during such period (with any upward adjustment being limited by a cap of C$102,228,000 (US$76,400,000), and (ii) capital expenditures incurred from January 1, 2019 to the closing of the Meritage Acquisition (the “Meritage Closing”) and (iii) working capital and unpaid transaction expenses at the time of the Meritage Closing. Upon entry into the Share Purchase Agreement, SemCAMS Midstream paid C$60,000,000 (US$44,900,000) to Dentons Canada LLP, as escrow agent, as a deposit (the “Deposit”) to be applied against the estimated purchase price at the Meritage Closing. SemGroup and KKR funded the Deposit in accordance with their proportionate ownership interests in SemCAMS Midstream.

The Share Purchase Agreement contains customary representations and warranties by the parties. In addition, the parties have agreed to covenants relating to, among other things, (i) the conduct of the Meritage ULC business during the interim period between the execution of the Share Purchase Agreement and the Meritage Closing, (ii) the management, execution and construction of certain ongoing capital projects in accordance with the Meritage ULC capex forecast, (iii) the cooperation of Meritage in connection with the financing of the Meritage Acquisition and (iv) the obligation to use commercially reasonable efforts to cause the Meritage Acquisition to be consummated and to obtain an advance ruling certificate or no action letter under the Competition Act (Canada) R.S.C. 1985, c.C-34, as amended (“Competition Act”).

The completion of the Meritage Acquisition is subject to satisfaction or waiver of certain closing conditions, including but not limited to: (i) the absence of any law, order, decree or injunction prohibiting the consummation of the Meritage Acquisition, (ii) the receipt of an advance ruling certificate or no action letter under the Competition Act, (iii) subject to specified materiality standards, the accuracy of the representations and warranties of each party, (iv) compliance by each party in all material respects with its covenants and (v) the absence of a Material Adverse Effect (as defined in the Share Purchase Agreement) during the interim period between the date of execution of the Share Purchase Agreement and the Meritage Closing.

Pursuant to the Share Purchase Agreement, SemCAMS Midstream is obligated to obtain a representation and warranty insurance policy to cover losses arising from breaches of representations and warranties by Meritage. Each party has agreed to indemnify the other for breaches of covenants and certain other matters, subject to certain exceptions and limitations.

Subject to the satisfaction of the closing conditions and regulatory approval, the Meritage Acquisition is expected to close in the first quarter of 2019.

Investment and Contribution Agreement

Concurrently with the execution of the Share Purchase Agreement, SemGroup, KKR and SemCAMS Midstream entered into an Investment and Contribution Agreement (the “Contribution Agreement”). Pursuant to the terms of the Contribution Agreement, each of SemGroup and KKR will make the following contributions to SemCAMS Midstream: (i) SemGroup will contribute 100% of the issued and outstanding equity interests in its wholly owned subsidiary, SemCAMS ULC, an Alberta unlimited liability company (the “SemGroup Contribution”) in exchange for (A) 51% of the common shares of SemCAMS Midstream, (B) a cash amount of C$615,000,000 (US$483,124,000), subject to adjustments for working capital of SemCAMS ULC, capital contributions to SemCAMS ULC by SemGroup and a payment of C$14,700,000 (US$11,000,500) contingent on the pursuit of a specific project by SemCAMS Midstream and (C) earnout consideration in the form of a special share in SemCAMS Midstream entitled to dividend payments up to a maximum (pre-tax) amount of C$50,000,000 (US$37,416,667) if two specific projects proceed and EBITDA thresholds pertaining to those projects are achieved; and (ii) KKR will contribute cash in the amount of C$815,000,000 ($587,890,667), subject to adjustments for working capital of SemCAMS ULC, capital contributions to SemCAMS ULC by SemGroup and a payment of C$14,700,000 (US$11,000,500) contingent on the pursuit of a specific project (unrelated to the two projects referred to above) by SemCAMS Midstream (the “KKR Contribution” and, together with the SemGroup Contribution, the “Contribution”) in exchange for (A) 49% of the common shares of SemCAMS Midstream and (B) 300,000 preferred shares in SemCAMS Midstream (representing C$300,000,000 (US$224,000,000) of KKR cash contribution) which will pay quarterly dividends at an annual rate of 8.75%. SemCAMS Midstream may elect, for any of the first ten quarters following issuance of the preferred shares, to pay the dividends in-kind in the form of additional preferred shares. SemCAMS Midstream will have the right to convert the preferred shares into common shares in the event of an initial public offering of its common shares, at a conversion price equal to 92.5% of the IPO offering price. In connection with the issuance of the preferred shares, KKR will receive a C$6,000,000 (US$4,490,000) transaction fee from SemCAMS Midstream.

Pursuant to the terms of the Contribution Agreement, prior to the closing of the Contribution (the “Contribution Closing”), SemGroup and KKR are obligated to cause SemCAMS Midstream not to conduct any business other than the execution of the Contribution Agreement, the Share Purchase Agreement and other financing and ancillary documentation related to the Contribution and the Meritage Acquisition. The Contribution Agreement also sets forth the obligations of the parties in the event that the Meritage Acquisition does not occur, including the procedures related to the return or forfeiture, as applicable, of the Deposit.

The Contribution Agreement contains customary representations and warranties by KKR and SemGroup. In addition, KKR and SemGroup have agreed to covenants relating to, among other things, (i) the conduct of SemCAMS ULC’s business during the interim period between the execution of the Contribution Agreement and the Contribution Closing and (ii) the cooperation of SemGroup and KKR in connection with the financing of the Meritage Acquisition.

The completion of the Contribution is subject to satisfaction or waiver of certain closing conditions, including but not limited to: (i) the satisfaction of all conditions precedent in the Share Purchase Agreement and the underlying financing documentation (other than those conditions which by their nature are to be satisfied upon such closing, but subject to the satisfaction or waiver of such conditions upon such closing), (ii) the parties’ reasonable satisfaction that the Meritage Closing will occur immediately after the Contribution Closing and that the financing of the Meritage Acquisition will occur substantially concurrently with the Meritage Closing and the Contribution Closing, (iii) subject to specified materiality standards, the accuracy of the representations and warranties of each of KKR and SemGroup, (iv) compliance by each of KKR and SemGroup in all material respects with its covenants and (v) the absence of a Material Adverse Effect (as defined in the Contribution Agreement) during the interim period between the date of execution of the Contribution Agreement and the Contribution Closing.

Pursuant to the Contribution Agreement, KKR is obligated to obtain a representation and warranty insurance policy to cover losses arising from breaches of representations and warranties by SemGroup. KKR and SemGroup have agreed to indemnify each other for breaches of covenants and certain other matters, subject to certain exceptions and limitations.

Upon the Contribution Closing, KKR and SemGroup will enter into a unanimous shareholder agreement (the “Shareholder Agreement”) to cover corporate governance, transfer restrictions, funding obligations and other similar matters related to SemCAMS Midstream. The Shareholder Agreement includes customary restrictions on the activities of SemGroup and KKR that relate to the business of SemCAMS Midstream within a defined area of mutual interest surrounding the location in which SemCAMS Midstream will operate. In addition, the Shareholder Agreement includes certain liquidity rights that allow each of KKR and SemGroup to cause SemCAMS Midstream to pursue an initial public offering of its respective common shares after the third anniversary of the parties’ entry into the Shareholder Agreement.

The Contribution is expected to close immediately prior to the Meritage Closing.

Item 7.01 Regulation FD Disclosure

On January 10, 2019, the Company issued a press release announcing the transactions described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

(d)     Exhibits

The following exhibits are furnished herewith.

Exhibit Number	Description
99.1	A news release dated January 10, 2019 announcing the details of the definitive agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION
Date: January 14, 2019
By: /s/ William H. Gault
William H. Gault
Corporate Secretary